UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 10, 2024

Commission File Number 000-53676

Lode-Star Mining, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	47-4347638
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13529 Skinner Road, Suite N Cypress, TX	77429
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 371-6531

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On December 10, 2024 Lode-Star Mining, Inc. (the “Company”) was informed by Smythe LLP, Chartered Professional Accountants (the current auditor “Smythe”) that they have decided to discontinue services due to a change in their policy for audits of SEC registrants. Smythe’s report on the financial statements for the years ended December 31, 2023 and 2022 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

Through the two year period covered by the financial statement audits for the years ended December 31, 2023 and December 31, 2022 and the subsequent interim period from January 1, 2024 through December 6, 2024, there have been no disagreements with Smythe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Smythe would have caused them to make reference thereto in their report on the financial statements and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

We have authorized Smythe to respond fully to the inquiries of the successor accountant.

The Company is currently engaged in discussions seeking a replacement for Smythe, and remains dedicated to maintaining the trust and confidence of its shareholders and it is confident that the prompt appointment of a new auditor will further strengthen its commitment to integrity and financial stewardship.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Number	Exhibit

16.1	Letter from Smythe regarding Change in Certifying Accountant.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Lode-Star Mining, Inc.

Date: December 17, 2024	By:	/s/ Mark Walmesley
Mark Walmesley
Chief Executive Officer